Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	David Banks
InfoNow Corporation
(303) 293-0212
pr@infonow.com

INFONOW CORPORATION FILES NOTICE OF DEREGISTRATION

DENVER, February 10, 2006 – InfoNow Corporation (Pink Sheets: INOW.PK), a leading provider of channel visibility and channel management solutions, today announced that it filed a Form 15 with the Securities and Exchange Commission (“SEC”) to deregister its common stock and suspend its reporting obligations under the Securities Exchange Act of 1934, as amended.  InfoNow believes that the anticipated reduction in administrative and third party professional costs, the increase time available for management to focus on InfoNow’s core business and other savings associated with deregistration are all in the best interest of InfoNow and its shareholders.

Mark Geene, CEO of InfoNow explained, “The time demands on management and related costs required to be a public reporting company have risen significantly in recent years, particularly in light of the Sarbanes-Oxley Act of 2002.  We believe that by eliminating our SEC reporting obligations, InfoNow will decrease it costs and more effectively focus its resources on operating the business, which will benefit InfoNow and its shareholders.”

As of the date of filing the Form 15, the Company’s obligation to file reports under the Securities Exchange Act of 1934, as amended, including Forms 10-KSB, 10-QSB and 8-K, will be suspended.  The deregistration will not become effective, however, until the SEC terminates the registration, which the Company expects to occur within 90 days.

About InfoNow Corporation

InfoNow (Pink Sheets: INOW.PK) provides channel management and channel visibility software and services to companies that sell through complex channel partner networks.  The Company’s Channel Insight service gives companies rich, timely and actionable data on channel sales, including enhanced market intelligence on partners and end customers.  It also includes tools to help clients use this data to profitably grow their business, through detailed customer segmentation and profiling, targeted opportunity generation, robust partner tracking and analysis, closed-loop opportunity tracking, sales credit assignment, inventory tracking and more.  The Company also offers channel management services for partner profiling and referrals, lead generation and management, and partner relationship management. Since 1996, InfoNow has helped leading companies such as Apple, Bank of America, Enterasys Networks, Hewlett-Packard, SMC, Visa and Wachovia better serve their end customers through complex channel networks.  InfoNow is based in Denver, Colorado.  For more information, please visit the Company’s website at www.infonow.com.

Cautionary Note Regarding Forward-Looking Statements

The statements made in this press release represent InfoNow’s views as of the date of this press release, and it should not be assumed that the statements made herein remain accurate as of any future date.  InfoNow undertakes no duty to any person to provide any interim update under any circumstances, except as otherwise required by law.  This press release contains forward-looking statements.  Statements regarding future events are based on InfoNow’s current expectations and are necessarily subject to associated risks related to, among other things, the Company’s ability to meet its objectives.  Factors that could affect the Company’s ability to achieve its objectives include the following:  the Company may not be successful in forecasting customer demand for its solutions; extended sales cycles could have a negative impact on the timing of sales, implementations and revenue recognition; the Company may not be successful in its efforts to extend and expand a key customer contract; strategic partnerships may not provide revenue contributions as quickly as anticipated; the Company may not collect cash payments from customers as quickly as anticipated; the Company may not achieve operational efficiencies as quickly as anticipated; and/or the Company may not develop and deploy its software and services as expected.  In light of these and other risks, there can be no assurance that the forward-looking statements contained in this press release will in fact be realized.  Actual events or results may differ materially.  Detailed information on factors that could cause actual results to differ materially from forward-looking statements made in this release are contained in the Company’s previously-filed reports on form 10-KSB and 10-QSB filed with the Securities and Exchange Commission.  These reports may be accessed through the EDGAR database maintained by the SEC at http://www.sec.gov/.

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InfoNow is a registered trademark of InfoNow Corporation.  All other trademarks are the property of their respective owners.

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